Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of U.S. Energy Corp. (the "Company") on Form 10-Q for the period ending September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David A. Veltri, Chief Executive Officer and principal financial officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David A. Veltri
David A. Veltri
Chief Executive Officer and principal financial officer
November 21, 2016

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to U.S. Energy Corp. and will be retained by U.S. Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.